SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 17, 2011

OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On February 17, 2011, Omnicare, Inc. (the “Company”) appointed John L. Workman, the Company's Executive Vice President and Chief Financial Officer, as President of the Company, effective as of such date. Mr. Workman will remain Chief Financial Officer of the Company and will continue to report to John Figueroa, the Company's Chief Executive Officer. A copy of the press release issued by the Company on February 22, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)           On February 17, 2011, the Company entered into a first amendment to the Company’s amended and restated employment agreement with Beth A. Kinerk, Senior Vice President – Sales and Customer Development. The amendment (i) eliminates the portion of Ms. Kinerk's compensation that is commission based, (ii) provides that Ms. Kinerk will be eligible to participate in the Company’s Annual Incentive Plan for Senior Executive Officers and (iii) provides that Ms. Kinerk will have the opportunity to earn an annual target bonus of at least 50% of her base salary.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 17, 2011 the Board of Directors of the Company adopted the Fourth Amended and Restated By-Laws of the Company, effective as of such date. The By-laws were amended to provide that the President will perform such duties as from time to time may be assigned to him by the Chief Executive Officer. This summary of the amendment to the By-laws is qualified in its entirety by the full text of the Fourth Amended and Restated By-laws of the Company, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number

3.2	Fourth Amended and Restated By-laws of Omnicare, Inc.
99.1	Press Release dated February 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Alexander M. Kayne
Interim General Counsel and Secretary

Date: February 22, 2011

EXHIBIT INDEX

3.2	Fourth Amended and Restated By-laws of Omnicare, Inc.
99.1	Press Release dated February 22, 2011.